UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

Hut 8 Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 224-6427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On December 17, 2025, Hut 8 Corp., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing that it entered into a 15-year lease agreement with a subsidiary of Fluidstack Ltd. (“Fluidstack”) for 245 megawatts of IT capacity at the Company’s River Bend data center campus in Louisiana, along with certain related transactions, including a financial backstop provided by Google LLC for all rent and certain other financial obligations under the lease agreement (the “Transactions”). A copy of the Press Release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

On December 17, 2025, the Company also released an investor presentation regarding the Transactions (the “Investor Presentation”). A copy of the Investor Presentation is included herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description.

99.1	Press Release, dated December 17, 2025

99.2	Investor Presentation, dated December 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.
(Registrant)

Date: December 17, 2025

	By:	/s/ Victor Semah
		Name:	Victor Semah
		Title:	Chief Legal Officer

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